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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF CLASS A COMMON SHARES
                                      AND
                        TENDER OF CLASS B COMMON SHARES
                                      OF
                      SIMON TRANSPORTATION SERVICES INC.
                                      TO
                                  JERRY MOYES

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates (the "Share Certificates") evidencing Class A Common Stock, $.01 par value (the "Class A Common Shares"), and Class B Common Stock, $.01 par value (the "Class B Common Shares" and, together with Class A Common Shares, the "Shares") of Simon Transportation Services Inc., a Nevada corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach Wilmington Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission, or mail to the Depositary (see Section 2 of the Offer to Purchase).

                       The Depositary for the Offer is:

                           Wilmington Trust Company

               By Mail:                      By Hand/Overnight Courier:


      Corporate Trust Operations              Wilmington Trust Company
       Wilmington Trust Company         1105 North Market Street, First Floor
            P. O. Box 8861                      Wilmington, DE 19801
       Wilmington, DE 19885-9472          Attn: Corporate Trust Operations

      By Facsimile Transmission:             For Confirmation Telephone:


            (302) 651-1079                         (302) 651-8869

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

   THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND SHARE CERTIFICATES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO SUCH ELIGIBLE INSITUTION.

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Ladies and Gentlemen:

   The undersigned hereby tenders to Jerry Moyes (the "Purchaser"), upon the terms and subject to the conditions set forth in the offer to purchase, dated May 23, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time-to-time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares (specify type (Class A Common Shares and/or Class B Common Shares) and number):

_______________________________________________________________________________

_______________________________________________________________________________

Certificate Nos. (if available): ______________________________________________

[_] Check box if Shares will be tendered by book-entry transfer or through DTC's ATOP:

Account Number: _______________________________________________________________

Name(s) of Record Holder(s): __________________________________________________

_______________________________________________________________________________
                                (Please Print)
Address(es): __________________________________________________________________

_______________________________________________________________________________
                                  (Zip Code)
Area Code and Tel. No.: _______________________________________________________

Signature(s): _________________________________________________________________

_______________________________________________________________________________

Dated: ________________, 2000

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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association, or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, or the Stock Exchange Medallion Program (an "Eligible Institution") hereby guarantees delivery to the Depositary, at its address set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures for book-entry transfer, set forth in Section 2 of the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: _________________________________________________________________

Address: ______________________________________________________________________
                                                                     (Zip Code)
Area Code and Tel. No.: _______________________________________________________

Authorized Signatory: _________________________________________________________
                         (Please Print Name and Title)
Authorized Signature: _________________________________________________________

Date: _________________, 2000

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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